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               [LETTERHEAD OF RUTAN & TUCKER, LLP APPEARS HERE]

                                                                     EXHIBIT 5.1




                                 June 19, 1997


Premier Laser Systems, Inc.
3 Morgan
Irvine, California 92618

Ladies and Gentlemen:

       We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Premier Laser Systems, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to (i) shares of the Company's Class A Common Stock, no par value (the "Merger Shares") and options to purchase 165,000 shares of Class A Common Stock (the "Options") to be issued in connection with the merger of Premier Acquisition of Delaware, Inc. ("PAI"), a wholly owned subsidiary of the Company, with and into EyeSys Technologies, Inc. ("EyeSys") pursuant to an Agreement and Plan of Merger dated April 24, 1997 among the Company, PAI and EyeSys (the "Agreement") and (ii) the resale of 325,000 shares of Class A Common Stock ("Warrant Shares") that are issuable upon the exercise of certain warrants held by the Selling Securityholder specified in the Registration Statement.

       We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the securities in the manner set forth in the Registration Statement. We have examined such documents as we consider necessary to render this opinion.

       Based upon the foregoing, we are of the opinion that:

              (i) the Merger Shares have been duly authorized, and upon issuance in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

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               [LETTERHEAD OF RUTAN & TUCKER, LLP APPEARS HERE]

Premier Laser Systems, Inc.
June 19, 1997
Page 2


              (ii) the Options have been duly authorized and, when issued, will constitute the valid and binding obligation of the Company, and the shares of Class A Common Stock issuable upon exercise of such Options will, when so issued and the exercise price therefor is received by the Company, be validly issued, fully paid and nonassessable.

              (iii) the Warrant Shares have been duly authorized and upon the valid exercise of such warrants, and receipt by the Company of the exercise price therefor, will be validly issued, fully paid and nonassessable.

       We hereby consent to the use of our name under the caption "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Respectfully submitted,

                                       /s/ RUTAN & TUCKER, LLP

                                       RUTAN & TUCKER, LLP